Exhibit 10.1

AMENDMENT

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of April 19, 2023, to the Investment Management Trust Agreement (as defined below) is made by and between Yotta Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement, dated April 19, 2022 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein; and

WHEREAS, at a Special Meeting of the Company held on April 19, 2023, the Company’s stockholders approved (i) a proposal to amend the Company’s amended and restated certificate of incorporation (the “Second A&R COI”) giving the Company the right to extend the date by which it has to consummate a business combination for additional 12 months from April 22, 2023 to April 22, 2024, and (ii) a proposal to amend the Trust Agreement to extend the term by which the Company has to consummate a business combination to from April 22, 2023 to April 22, 2024 in exchange for the Company depositing $120,000 for each one-month extension into the Trust Account as provided for in the Second A&R COI.

NOW THEREFORE, IT IS AGREED:

1. Preamble. The fifth WHEREAS clause in the preamble of the Trust Agreement is hereby amended and restated to read as follows:

“WHEREAS, at a Special Meeting of the Company held on April 19, 2023, the Company’s stockholders approved (i) a proposal to amend the Company’s amended and restated certificate of incorporation (the “Second A&R COI”) giving the Company the right to extend the date by which it has to consummate a business combination for additional 12 months from April 22, 2023 to April 22, 2024, and (ii) a proposal to amend the Trust Agreement to extend the term by which the Company has to consummate a business combination to from April 22, 2023 to April 22, 2024 in exchange for the Company depositing $120,000 for each one-month extension into the Trust Account as provided for in the Second A&R COI; and;”

2. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by Chardan, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 12-month anniversary of the closing of the IPO (“Closing”) or, in the event that the Company extended the time to complete the Business Combination additional one-month period by depositing $120,000 for each one-month extension for up to 24 months from the closing of the IPO but has not completed the Business Combination within each month anniversary after twelve months after the Closing (as applicable, the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders as of the Last Date.

3. Exhibit D. Exhibit D of the Trust Agreement is hereby amended and restated in its entirety as follows.

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re:	Trust Account - Extension Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(l) of the Investment Management Trust Agreement between Yotta Acquisition Corporation (“Company”) and Continental Stock Transfer & Trust Company, dated as of April 19, 2022 (“Trust Agreement”), as amended, this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional one (1) month, from ______________ to ____________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $120,000, which will be wired to you, into the Trust Account investments upon receipt.

Very truly yours,

YOTTA ACQUISITION CORPORATION

By:
Name:
Title:

cc:	Chardan Capital Markets, LLC

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis E. Wolf, Jr
Name:	Francis E. Wolf, Jr.
Title:	Vice President

YOTTA ACQUISITION CORPORATION

By:	/s/ Hui Chen
Name:	Hui Chen
Title:	Chief Executive Officer and Director